UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020 (June 11, 2020)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor	10171
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GNK	New York Stock Exchange (NYSE)

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2020, Genco Shipping & Trading Limited (the “Company”) entered into an Amendment and Restatement Agreement (the “Amendment”) to  its $108,000,000 senior secured credit agreement  (the “$108 Million Credit Agreement”) with Crédit Agricole Corporate & Investment Bank, as Structurer and Bookrunner, Crédit Agricole Corporate & Investment Bank and Skandinaviska Enskilda Banken AB (Publ) as Mandated Lead Arrangers,  Crédit Agricole Corporate & Investment Bank, as Administrative Agent and as Security Agent, and the lenders party thereto from time to time.  The Amendment amends and restates the $108 Million Credit Agreement to, among other things,  provide for a revolving credit facility (the “Revolver Facility”) of up to $25,000,000 for general corporate and working capital  purposes (as so amended and restated, the “Amended and Restated Credit Agreement”).  The key terms associated with this additional facility are as follows:

•	The final maturity date of the Revolver Facility is August 14, 2023.

•	Borrowings under the Revolver Facility may be incurred pursuant to multiple drawings on or prior to July 1, 2023 in minimum amounts of $1,000,000.

•	Borrowings under the Revolver Facility will bear interest at LIBOR plus 3.00%.

•
The Revolver Facility is subject to consecutive quarterly commitment reductions commencing on the last day of the fiscal quarter ending September 30, 2020 in an amount equal to approximately $1.9 million each.

•
Borrowings under the Revolver Facility are subject to a limit of 60% for the ratio of outstanding total term and revolver loans to the aggregate appraised value of collateral vessels under  the Amended and Restated Agreement.

Collateral and financial covenants otherwise remain substantially the same as they were under the $108 Million Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

 “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance.  These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the ability of the Company to draw down under the terms of the Amendment and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent reports on Form 10-Q and Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

10.1
Amendment and Restatement Agreement dated as of June 11, 2020 by and among Genco Shipping & Trading Limited as Borrower, the Subsidiary Guarantors party thereto, the Revolving Lenders and other lenders party thereto, and Crédit Agricole Corporate & Investment Bank, as Administrative Agent and as Security Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: June 12, 2020

/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment and Restatement Agreement dated as of June 11, 2020 by and among Genco Shipping & Trading Limited as Borrower, the Subsidiary Guarantors party thereto, the Revolving Lenders and other lenders party thereto, and Crédit Agricole Corporate & Investment Bank, as Administrative Agent and as Security Agent.